

ORGANIZATION CHART -
December 31, 2022
Westwater Resources Inc.
(Delaware)
100%
100%
100%
Alabama Graphite Corp.
(Delaware)
URI Neutron Holdings I, Inc.
(Delaware)
Anatolia Energy Ltd.
(Australia)
100%
100%
100%
100%
80%
Alabama Graphite Products, LLC
(Alabama)
Alabama Graphite Company, Inc.
(Alabama)
URI Neutron Holdings II, Inc.
(Delaware)
Anatolia Uranium (BVI) Ltd.
(British Virgin Islands)
Mazawl Mining
(Mauritius)
100%
100%
65%
35%
Lithium Holdings Utah, LLC
(Nevada)
Lithium Holdings Nevada, LLC
(Nevada)
Anatolia Uranium Pty Ltd.
(Australia)
100%
Adur Madencilik Ltd. STI
(Turkey)